Exhibit 10.61
EXECUTION VERSION
CONFIDENTIAL
AT&T Inc.
208 S. Akard Street
Dallas, TX 75202
April 8, 2022
Discovery, Inc.
230 Park Avenue South
New York, NY 10003
Attention:    Bruce Campbell
With copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:    Jeffrey J. Rosen
Jonathan E. Levitsky
Sue Meng
Ladies and Gentlemen:
Reference is made herein to the Tax Matters Agreement (the “TMA”), dated as of May 17, 2021, by and among AT&T Inc. (“Remainco”), a Delaware corporation, on behalf of itself and the members of the Remainco Group (as defined in the TMA), Magallanes, Inc. (“Spinco”), a Delaware corporation, on behalf of itself and the members of the Spinco Group, and Discovery, Inc.. (“RMT Partner”), a Delaware corporation, on behalf of itself and the members of the RMT Group (as defined in the TMA), including the Tax Receivable Annex set forth on Annex A of the TMA (the “TRA”). All capitalized terms used but not otherwise defined in this letter agreement shall have the meanings as set forth in the TMA or the TRA, as the case may be.
In accordance with the steps plan set forth on Annex A for effectuating the Internal Restructuring (“Internal Restructuring Steps”), AT&T expects the distribution described forth in Step [A12] of the Internal Restructuring Steps to give rise to an increase in Tax basis for U.S. federal, state or local income Tax purposes with respect to the WM Columbus Holdings NQPS (as defined in the Internal Restructuring Steps) (such increase in tax basis, the “NQPS Basis Step-Up”).
This letter agreement sets forth the agreement of Remainco, Spinco and RMT Partner that the TRA shall apply as follows:
1.    If the amount of Covered Attributes other than the NQPS Basis Step-Up (the “Other Covered Attributes”) exceeds the Threshold Amount, Covered Attributes shall include both the NQPS Basis Step-Up and the Other Covered Attributes;
2.If the amount of Other Covered Attributes does not exceed the Threshold Amount, but the amount of the NQPS Basis Step-Up exceeds the Threshold Amount, (i) Covered Attributes shall include solely the NQPS Basis Step-Up and (ii) RMT

Partner shall not be required to obtain or provide Remainco with an RMT Partner Certification for any taxable period unless and until the RMT Group realizes an Income Tax Benefit with respect to the NQPS Basis Step-Up; and
3.If the amount of Other Covered Attributes does not exceed the Threshold Amount and the amount of the NQPS Basis Step-Up does not exceed the Threshold Amount, Covered Attributes shall be deemed to be zero.
Except as specifically provided in this letter agreement, the TMA (including the TRA) shall remain in full force and effect. This letter agreement is limited precisely as drafted and shall not constitute a modification, acceptance or waiver of any other provision of the TMA. Sections 14.03 (Modification or Amendment; Waiver), 14.04 (Counterparts), 14.05 (Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury), 14.06 (Specific Performance), 14.13 (Severability) and 14.15 (Interpretation and Construction) of the TMA are hereby incorporated herein by reference, mutatis mutandis.
[Signature Page Follows]

Sincerely,
AT&T INC.
By:    /s/ Stephen A. McGaw
Name:    Stephen A. McGaw
Title:    Senior Vice President – Corporate
Strategy and Development

[Signature Page to Letter Agreement regarding the Tax Receivable Annex]

MAGALLANES, INC.
By:    /s/ Stephen A. McGaw
Name: Stephen A. McGaw
Title: President

[Signature Page to Letter Agreement regarding the Tax Receivable Annex]

Acknowledged and agreed:
DISCOVERY, INC.
By:    /s/ Bruce Campbell
Name:    Bruce Campbell
Title:    Chief Development, Distribution
& Legal Officer

[Signature Page to Letter Agreement regarding the Tax Receivable Annex]

Annex A
Internal Restructuring Steps
[See attached.]